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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

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                                                                         JURISDICTION OF
       SUBSIDIARIES                              OWNERSHIP                INCORPORATION
--------------------------                       ---------               ---------------
Echo Bay Inc.                                       100%                  Delaware, U.S.A.
Echo Bay Finance Corporation                        100%                  Delaware, U.S.A.
Round Mountain Gold Corporation                     100%                  Delaware, U.S.A.
Echo Bay Minerals Company                           100%                  Delaware, U.S.A.
Sunnyside Gold Corporation                          100%                  Delaware, U.S.A.
Echo Bay Exploration Inc.                           100%                  Delaware, U.S.A.
Echo Bay Management Corporation                     100%                  Delaware, U.S.A.
White Pine Gold Corporation                         100%                  Delaware, U.S.A.
Echo Bay Alaska Inc.                                100%                  Delaware, U.S.A.
Echo Bay Resources Inc.                             100%                  Delaware, U.S.A.
633168 Alberta Ltd.                                 100%                  Alberta, Canada
633167 Alberta Ltd.                                 100%                  Alberta, Canada
Corp. Air Inc.                                      100%                  Alberta, Canada
Echo Bay Ontario Ltd.                               100%                  Ontario, Canada
Echo Bay Sales Corporation                          100%                  Barbados
Echo Bay Mexico, S.A. de C.V.                       100%                  Mexico
Echo Bay Mines de Venezuela, C.A.                   100%                  Venezuela
Kendall Gold Corp.                                   50%                  B.V.I.
Kuranakh Gold Mining Corp.                           50%                  Russia
Echo Bay (Barbados) Ltd.                            100%                  Barbados
Echo Bay Ecuador, S.A.                              100%                  Ecuador
Echo Bay Mines Chile Ltda.                          100%                  Chile
Echo Bay Capital Corporation                        100%                  Ireland
Echo Bay Exploration Mexico SRL                     100%                  Mexico
Servicios Echo Bay, S.A. de C.V.                    100%                  Mexico
Minera Paradones Amarillos S.A. de C.V.              60%                  Mexico
Minera San Simon, S.A. de C.V.                      100%                  Mexico
Minera Buenos Aires, S.A. de C.V.                   100%                  Mexico
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                                                                           JURISDICTION OF
       SUBSIDIARIES                              OWNERSHIP                 INCORPORATION
--------------------------                       -----------               ---------------
 Silk Road Gold Corp.                                50%                   The Netherlands
 Echo Bay International B.V.                        100%                   The Netherlands
 Echo Bay Mexico B.V.                               100%                   The Netherlands
 Echo Bay Bolivia B.V.                              100%                   The Netherlands
 Echo Bay Chile B.V.                                100%                   The Netherlands
 Echo Bay Venezuala B.V.                            100%                   The Netherlands
 Echo Bay Ecuador B.V.                              100%                   The Netherlands
 Echo Bay Peru B.V.                                 100%                   The Netherlands
 Echo Bay Brazil B.V.                               100%                   The Netherlands
 Echo Bay Ghana Exploration B.V.                    100%                   The Netherlands
 Echo Bay Philippines B.V.                          100%                   The Netherlands
*Echo Holdings Inc.                                  40%                   The Philippines
*Echo Bay Mines Philippines Inc.                 40%/64%                   The Philippines
*Kingking Mines Inc.                             30%/48%                   The Philippines
 Echo Bay Do Brazil Servicios Ltda.                 100%                   Brazil
 Echo Bay Mines Do Brazil Ltda.                     100%                   Brazil
 Minera Echo Bay del Peru, S.A.                     100%                   Peru
 Mercator Insurance Corporation                     100%                   Barbados
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*Less than 50% ownership. Two percentages given-the first is direct ownership;
 the second is direct plus indirect.